EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of DTE Energy Company of our report dated February 13, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DTE Energy Company's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/PricewaterhouseCoopers LLP

Detroit, Michigan
May 30, 2025